                                                                     EXHIBIT 4.1



     NEITHER THIS DEBENTURE NOR THE SECURITIES INTO WHICH THIS DEBENTURE IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT.


No. [ ]                                                                  $[ ]

                        YES! ENTERTAINMENT CORPORATION
                 5% CONVERTIBLE DEBENTURE DUE JANUARY 28, 2000

     THIS DEBENTURE is one of a duly authorized issue of debentures of YES! Entertainment Corporation, a corporation organized and existing under the laws of Delaware and having a principal place of business at 3875 Hopyard Road, Suite 375, Pleasanton, California 94588 (the "Company"), designated as its 5% Convertible Debentures, due January 28, 2000 (the "Debentures"), in an aggregate principal amount of $10,000,000.

     FOR VALUE RECEIVED, the Company promises to pay to [           ], or
registered assigns (the "Holder"), the principal sum of [        ] ($[    ]), on
January 28, 2000 or such earlier date as Debentures are required to be repaid as provided hereunder (the "Maturity Date") and to pay interest to the Holder on the principal sum, at the rate of 5% per annum, payable upon conversion as provided hereunder, or on the Maturity Date if not earlier converted. Interest shall accrue daily commencing on the Original Issue Date (as defined in Section
6) until payment in full of the principal sum represented hereby, together with all accrued and unpaid interest and other amounts which may become due hereunder, has been made or duly provided for. Interest shall be calculated on the basis of a 360-day year and for the actual number of days elapsed. Interest hereunder will be paid to the person in whose name this Debenture (or one or more predecessor Debentures) is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") on the Conversion Date (as defined in Section 4(b)) or the Maturity Date, as the case may be; provided, however, that the Company's obligation to a
                          --------  -------
transferee of this Debenture arises only if such transfer, sale or other disposition is made in accordance with the terms and conditions hereof and of the Convertible Debenture Purchase Agreement, dated as of January 28, 1997, as amended from time to time (the "Purchase Agreement"), executed by the original Holder. All overdue amounts hereunder shall bear interest at the rate of 15% per annum from the day of conversion hereunder or the Maturity Date or earlier date on which this Debenture is accelerated through and including the date of payment. The principal of, and interest on, this Debenture are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Debenture Register, except that interest due hereunder may, at the Company's option, be paid in shares of Common Stock (as defined in
Section 6) calculated based upon the average Per Share Market Value (as defined in Section 6) for the five (5) Trading Days immediately preceding the Conversion Date or Maturity Date, as the case may be; provided, however, that the Company
                                           --------  -------
may not pay interest hereon in cash without the prior written consent of BNY (as defined in Section 6) to such payment free from the subordination provisions of
Section 8 hereof. All amounts due hereunder other than interest shall be paid in cash. Notwithstanding anything to the contrary contained herein, the Company may not issue shares of Common Stock in payment of interest on the Debentures (including, without limitation, pursuant to Section 4(b)) if: (i) the number of shares of Common Stock at the time authorized, unissued and reserved for all purposes, or held as treasury stock, is insufficient to pay such interest in shares of Common Stock; (ii) the shares of Common Stock to be issued in respect of such interest are not registered for resale pursuant to an effective registration statement that names the recipient of such interest as a selling stockholder thereunder; (iii) the shares of Common Stock to be issued in respect of such interest are not listed on the Nasdaq National Market or Nasdaq SmallCap Market and each other exchange or quotation system on which the Common Stock is then listed for trading; or (iv) the issuance of such shares would result in the recipient thereof beneficially owning more than 4.9% of the issued and outstanding shares of Common Stock; provided, however, if ten Business Days
                                    --------  -------
shall have elapsed from the date that the Holder shall have declared an Event of Default (as defined in Section 3) as having occurred, the provisions of this clause (iv) shall be null and void, ab initio. A transfer of the right to
                                    -- ------
receive principal and interest under this Debenture shall be transferable only through an appropriate entry in the Debenture Register as provided herein.

     This Debenture is subject to the following additional provisions:

        Section 1.  The Debentures are issuable in denominations of One Hundred
        ---------
Thousand Dollars ($100,000) and integral multiples of Fifty Thousand Dollars ($50,000) in excess thereof. The Debentures are exchangeable for an equal aggregate principal amount of Debentures of different authorized denominations, as requested by the Holder surrendering the same but shall not be issuable in denominations of less than integral multiplies of Fifty Thousand Dollars ($50,000). No service charge will be made for such registration of transfer or exchange.

        Section 2.  This Debenture has been issued subject to certain investment
        ---------
representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), pursuant to an effective registration statement or pursuant to an available exemption from the registration requirements under the Act. Prior to due presentment to the Company for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

        Section 3.  Events of Default.
        ---------   -----------------

     "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

        (a) any default in the payment of the principal of or interest on this Debenture as and when the same shall become due and payable, either on the Conversion Date or the Maturity Date, by acceleration or otherwise;

        (b) the Company shall fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach of, this Debenture, the Purchase Agreement, the Book Entry Transfer Agreement, dated as of January 28, 1997 (the "Transfer Agent Agreement"), between the Company, the original Holder and the transfer agent of the Company (the "Transfer Agent"), or the Registration Rights Agreement, dated as of January 28, 1997, between the Company and the original Holder (the "Registration Rights Agreement"), and such failure or breach shall not have been remedied within 5 Business Days after the date on which notice of such failure or breach shall have been given or such other cure period as may specifically be provided herein or in such other agreements with respect to any particular covenant, agreement or warranty;

        (c) the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company under the Bankruptcy Code and the petition is not controverted within 30 days, or is not dismissed within 60 days, after commencement of such involuntary case; or a "custodian" (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or any substantial part of the property of the Company or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding which remains undismissed for a period of 60 days; or the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or the Company makes a general assignment for the benefit of creditors; or the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing;

        (d) the Company shall fail to pay any amount of principal or interest on any mortgage, credit agreement or other facility, indenture or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in an amount exceeding one hundred thousand dollars ($100,000) (collectively, "Indebtedness"), whether such Indebtedness now exists or shall hereafter be created, when and as the same shall become due and payable, or the Company shall fail to observe or perform any term, covenant or agreement contained in any agreement or instrument evidencing or governing any of such Indebtedness if the cure period for such term, covenant or agreement contained in such agreement or instrument has run and the holder or holders of such Indebtedness or a trustee on their behalf shall have the right to cause such Indebtedness to become due prior to its stated maturity;

        (e) the Company shall dispose of all or substantially all of its assets in one or more transactions or shall be a party to any business combination pursuant to which the Company shall not be the surviving entity, except if, upon the effectiveness of such a business combination,
     (i) the holders of the Common Stock immediately prior to such effectiveness beneficially own (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), in the aggregate, 66 2/3% or more of the voting power of such surviving entity and
     (ii) no Person or group (as described in Rule 13d-5(b) promulgated under the Exchange Act) who was not a holder of the Common Stock immediately prior to such business combination beneficially owns in excess of 16 2/3% of the voting power of such surviving entity;

        (f) the Company shall redeem or repurchase more than 10,000 of its outstanding shares of Common Stock, other than a redemption or repurchase of an employee's Common Stock upon termination of such employee's employment with the Company for any reason; or

        (g) the entry of any judgments against the Company aggregating more than $250,000 (except in connection with litigation specifically scheduled in paragraph 3 of Schedule 3.1(g) to the Purchase Agreement).

If any Event of Default occurs and is continuing, and in every such case, then so long as such Event of Default shall then be continuing, Holders of a majority of the aggregate principal amount of Debentures then outstanding may, by notice to the Company, declare the full outstanding principal amount of this Debenture, together with all accrued but unpaid interest thereon and other amounts owing hereunder, plus the "Adjustment Amount" (as defined in Section 6), through the date of acceleration to be, whereupon the same shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are waived by the Company, notwithstanding anything herein contained to the contrary, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

        Section 4.  Conversion.
        ---------   ----------

        (a)  (i)    This Debenture shall be convertible into shares of Common
Stock at the Conversion Ratio (as defined in Section 6) (subject to reduction under Section 4(a)(ii) and Section 4(a)(iii) and to adjustment under Section 4(d)), at the option of the Holder in whole or in part at any time commencing on the date hereof and prior to 7:30 p.m. (Eastern Standard Time) on the Maturity Date. The Holder shall effect conversions by surrendering to the Transfer Agent the Debentures (or such portions thereof) to be converted and to the Company and the Transfer Agent deliver a conversion notice in the form attached hereto as Exhibit A (the "Holder Conversion Notice"). Each Holder Conversion Notice shall
---------
specify the principal amount of Debentures to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Holder Conversion Notice by facsimile (the "Holder Conversion Date"). Subject to Sections 4(a)(ii) and 4(c), and, as to the original Holder, subject to Section 4.8 of the Purchase Agreement, each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all of the principal amount represented by the Debenture(s) tendered by the Holder with the Holder Conversion Notice, the Company shall promptly deliver or cause to be delivered to the Holder a new Debenture for such principal amount as has not been converted.

             (ii)  Certain Regulatory Approval. If on the Conversion Date
                   ---------------------------
applicable to any conversion of any portion of the principal amount of this Debenture, (A) the Common Stock is listed for trading on the Nasdaq National Market, (B) the Conversion Price (as defined in Section 4(d)(i)) then in effect is such that the aggregate number of shares of Common Stock that would then be issuable upon conversion of the entire outstanding amount of Debentures, together with any shares of Common Stock previously issued upon conversion of Debentures, would exceed 20% of the number of shares of Common Stock outstanding on the Original Issue Date (the "Issuable Maximum"), and (C) the Company has not previously obtained Shareholder Approval (as defined below), then the converting Holder shall have the option to require the Company to (I) issue to the converting Holder of the Debentures the Issuable Maximum and, with respect to any shares of Common Stock that would be issuable to such Holder in respect of the Conversion Notice at issue in excess of the Issuable Maximum, repay the balance of the principal amount of Debentures then outstanding at a price equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such repayment price, whichever is greater, and (ii) the Conversion Ratio calculated on the Conversion Date or (II) as promptly as possible, but in no event later than 60 days after such Conversion Date, convene a meeting of the holders of the Common Stock and obtain the Shareholder Approval. If the Company fails for any reason to pay the repayment price pursuant to this subsection within seven days after the Conversion Date or fails to deliver good funds to the Transfer Agent for such purpose, the Company will pay to the converting Holder interest on such repayment price at a rate of 15% per annum accruing from the Conversion Date until the repayment price plus any accrued interest thereon is paid in full. If the converting Holder shall have elected to require the Company to obtain Shareholder Approval and such approval is not obtained by the Company within 60 days, then the Company shall repay the principal amount of the Debentures in excess of the Issuable Maximum as set forth in clause (I) above. The entire repayment price, including interest thereon, and any interest accrued because of failure by the Company to obtain Shareholder Approval, shall be paid in cash by wire transfer of same day funds. "Shareholder Approval" means the approval by a majority of the total votes cast on the proposal, in person or by proxy, at a meeting of the shareholders of the Company held in accordance with the Company's articles of incorporation and by-laws, of the issuance by the Company of shares of Common Stock exceeding the Issuable Maximum as a consequence of the conversion of Debentures into Common Stock at a price less than the greater of the book or market value on the Original Issue Date as and to the extent required pursuant to Rule 4460(i) of the Nasdaq Stock Market (or any successor or replacement provision thereof).

             (iii) If on any Conversion Date applicable to a conversion under
Section 4(a) or 5(b) or a repurchase pursuant to Section 5 the average Per Share Market Value for the five (5) Trading Days immediately preceding such Conversion Date exceeds the Initial Conversion Price (defined in Section 4(d)(i) below) by more than 50%, the Conversion Price otherwise applicable to such conversion shall be increased by an amount equal to 50% of the difference between (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding such Conversion Date, less (B) 150% of the Initial Conversion Price.

        (b) At any time on or after the first anniversary of the Original Issue Date, this Debenture shall be convertible in whole or in part and from time to time at the option of the Company into shares of Common Stock at the Conversion Ratio; provided, however, that the Company is not permitted to deliver or cause
       --------  -------
to be delivered a Company Conversion Notice (as defined below) (i) within 10 days of issuing any press release or other public statement relating to such conversion, (ii) prior to the 270th day after the date the Commission shall have declared effective a Registration Statement (as defined in the Registration Rights Agreement) (an "Underlying Securities Registration Statement"), (iii) at any time that an Underlying Securities Registration Statement is not then effective, (iv) if the shares of Common Stock issuable upon such conversion are not then listed for trading on the Nasdaq National Market or Nasdaq SmallCap Market or (v) if the Company shall not have duly reserved for issuance to the Holder a sufficient number of shares of Common Stock to issue upon such conversion. The Company shall effect such conversion by delivering or causing to be delivered to the Holder a written notice in the form attached hereto as Exhibit B (the "Company Conversion Notice"), which Company Conversion Notice,
---------
once given, shall be irrevocable. Each Company Conversion Notice shall specify the principal amount (and the amount of accrued but unpaid interest thereon) of Debentures required by the Company to be converted. The Company shall deliver or cause to be delivered such Company Conversion Notice at least two (2) Trading Days before the date of conversion indicated in the Company Conversion Notice (such date is hereinafter referred to as the "Company Conversion Date"). Any such conversion shall be effected on a pro rata basis among all holders of Debentures. Upon its receipt of a Company Conversion Notice, the Holder shall surrender the Debentures representing the principal amount subject to such Company

Conversion Notice at the office of the Company or the Transfer Agent for the Debentures or Common Stock. The Company shall, upon conversion of the principal amount of Debentures subject to such Company Conversion Notice deliver or cause to be delivered to the appropriate tendering Holder, a replacement Debenture for such principal amount of Debentures as have not been converted. Each of a Holder Conversion Notice and a Company Conversion Notice is sometimes referred to herein as a "Conversion Notice," and each of a "Holder Conversion Date" and a "Company Conversion Date" is sometimes referred to herein as a "Conversion Date."

        (c) Not later than three (3) Trading Days after the Conversion Date, the Company will cause the Transfer Agent to deliver to the Holder (i) a certificate or certificates, representing the number of shares of Common Stock being acquired upon the conversion of Debentures (subject to reduction pursuant to Section 4(a)(ii) and (iii)), (ii) Debentures in a principal amount equal to the principal amount of Debentures tendered in connection with a conversion hereunder but not converted; (iii) a bank check in the amount of all accrued and unpaid interest in respect of the Debentures tendered for conversion (if the Company has elected (or is required pursuant to the terms hereof) to pay accrued interest in cash) and (iv) if the Company has elected (and is permitted pursuant to the terms hereof) to pay accrued interest in shares of Common Stock, certificates representing such number of shares of Common Stock as equals such interest divided by the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date. Any certificates representing shares of Common Stock to be delivered upon a conversion hereunder shall be free of restrictive legends and trading restrictions, except those contemplated by
Section 4.1(b) of the Purchase Agreement. The Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Debentures and the counting of Trading Days for purposes of any consequences under this Section for a failure to deliver such certificates under this Section shall not begin until Debentures representing the principal amount to be converted are either delivered for conversion to the Transfer Agent for the Common Stock, or until the Holder notifies the Company that such Debentures have been lost, stolen or destroyed and provides a bond reasonably satisfactory to the Company (or other adequate security reasonably acceptable to the Company) to indemnify the Company from any loss incurred by it in connection therewith, provided that, if the Company or the Transfer Agent receives the original Debentures being converted on or prior to the time specified for the delivery of such shares of Common Stock or on or prior to the time at which liquidated damages begin to accrue, the date of the Holder Conversion Notice shall be deemed to be the date of delivery of such original Debentures. The Company shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Company under this
Section 4(c) electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions. If such certificate or certificates are not delivered by the date required under this
Section 4(c), the Holder shall be entitled by written notice to the Company and the Transfer Agent at any time on or before its receipt of such certificate or certificates, to rescind such conversion, in which event the Company shall immediately instruct the Transfer Agent to return the Debentures representing the principal amount subject to such conversion that were tendered for conversion. The Company shall pay to the converting Holder as liquidated damages and not as penalty, $3,000 for each day that the Company fails to deliver such certificate or certificates pursuant to this Section commencing the fifth (5th) Trading Day after the applicable

Conversion Date. In addition, if the Company fails to deliver to the holder such certificate or certificates pursuant to this Section prior to the 15th day after the Conversion Date, the Company shall, at the Holder's option, (i) repay the principal amount of Debentures then held by such Holder, as requested by such Holder, in an amount equal to the repayment price contemplated below, and (ii) pay all accrued but unpaid interest on account of the Debentures for which the Company shall have failed to issue Common Stock certificates hereunder, in cash. The repayment price shall be equal to the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the Conversion Date or (2) the date of payment in full by the Company of such repayment price, whichever is greater, and (B) the Conversion Ratio calculated on the Conversion Date. If the Holder has requested that the Company redeem Debentures pursuant to this Section and the Company fails for any reason to pay the repayment price under (2) above within seven days after such notice, the Company will pay interest on such repayment price at a rate of 15% per annum, in cash to such Holder, accruing from such seventh day until such repayment price and any accrued interest thereon is paid in full.

        (d) (i) The conversion price (the "Conversion Price") in effect on any Conversion Date shall be the lesser of (A) the average Per Share Market Value for the five (5) Trading Days immediately preceding the Original Issue Date (the "Initial Conversion Price"), (B) the average of the lowest Per Share Market Values for any five consecutive (5) Trading Days (which need not be consecutive Trading Days) during the sixty (60) days immediately following the Original Issue Date or (C) 82 1/2% of the average Per Share Market Value for the five (5) Trading Days immediately preceding the Conversion Date; provided that, if (a) an Underlying Securities Registration Statement is not filed with the Securities and Exchange Commission (the "Commission") on or prior to the 30th day after the Original Issue Date, or (b) the Company fails to file with the Commission a request for acceleration in accordance with Rule 12d1-2 promulgated under the Securities Exchange Act of 1934, as amended, within five (5) days of the date that the Company is notified by the Commission that an Underlying Securities Registration Statement will not be reviewed, or (c) if the Underlying Securities Registration Statement is not declared effective by the Commission on or prior to the 90th day after the Original Issue Date, or (d) if such Underlying Securities Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective at any time prior to the expiration of the "Effectiveness Period" (as such term as defined in the Registration Rights Agreement), without being succeeded within 10 Business Days by a subsequent Underlying Securities Registration Statement filed with and declared effective by the Commission (any such failure being referred to as an "Event," and for purposes of clauses (a) and (b) the date on which such Event occurs, or for purposes of clause (c) the date on which such five (5) day period is exceeded, or for purposes of clause (d) the date which such 10 Business Day-period is exceeded being referred to as "Event Date"), the discount comprising the Conversion Price shall be decreased by 1% each month (i.e., 81 1/2% as of the Event Date and 80 1/2% as of the one month anniversary of the Event Date) until such time as the applicable Event is cured. If such Event is not cured by the third month anniversary of the Event Date, commencing such third month anniversary the discount comprising the Conversion Price shall be decreased each month by .5% (i.e., 80% as of the third anniversary of the Event Date and 79 1/2% as of the fourth month anniversary of the Event Date) and the Company shall pay to the Holders in cash, as liquidated damages and not a penalty, .5% of the aggregate principal amount of the Debentures outstanding on each monthly anniversary of the Event Date (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the principal amount of Debentures then outstanding), until such time as the applicable Event is cured. If such Event is not cured by the fifth month anniversary of the Event Date, the Company shall pay to the Holders in cash, as liquidated damages and not a penalty, 1% of the aggregate principal amount of the Debentures outstanding (each Holder being entitled to receive such portion of such amount as equals its pro rata portion of the principal amount of Debentures then outstanding) until such time as the applicable Event is cured. The provisions of this Section are not exclusive and shall in no way limit the Company's obligations under the Registration Rights Agreement.

             (ii) If the Company, at any time while any Debentures are outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities (as defined in Section 6) payable in shares of its capital stock (whether payable in shares of its Common Stock or of capital stock of any class), (b) subdivide outstanding shares of Common Stock into a larger number of shares, or (c) combine outstanding shares of Common Stock into a smaller number of shares, the Initial Conversion Price (as adjusted, if applicable) shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock of the Company outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 4(d)(ii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

        (iii) If the Company, at any time while any Debentures are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average Per Share Market Value at the record date in the immediately following sentence, the Initial Conversion Price designated in Section 4(d)(i) (as adjusted, if applicable) shall be multiplied by a fraction, the denominator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principals) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the numerator of which shall be the number of shares of Common Stock (excluding treasury shares, if any, but including warrants or options that would be included for purposes of determining earnings per share in accordance with generally accepted accounting principals) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such average Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Initial Conversion Price pursuant to this
Section 4(d)(iii), if any such right or warrant shall expire and shall not have been exercised, the Initial Conversion Price shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Initial Conversion Price made pursuant to the provisions of this Section 4 after the issuance of such rights or warrants) had the adjustment of the Initial Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

          (iv) If the Company, at any time while Debentures are outstanding, shall distribute to all holders of Common Stock (and not to holders of Debentures) evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in Section 4(d)(iii) above), then in each such case the Initial Conversion Price at which each Debenture shall thereafter be convertible shall be determined by multiplying the Initial Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction the denominator of which shall be the average Per Share Market Value determined as of such record date, and the numerator of which shall be such average Per Share Market Value on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however,
                                                             --------  -------
that in the event of a distribution exceeding ten percent (10%) of the assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holders of a majority of the principal amount of the Debentures then outstanding; and provided, further, that the Company, after
                                     --------  -------
receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the Holder and all other holders of Debentures of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

             (v) All calculations under this Section 4 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

             (vi)  Whenever the Initial Conversion Price is adjusted pursuant to
Section 4(d)(ii),(iii), (iv) or (v), the Company shall instruct the Transfer Agent to promptly mail to the Holder, a notice setting forth the Initial Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

             (vii) In case of any reclassification of the Common Stock or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, the

Holder shall have the right thereafter to convert the principal amount of this Debenture into the shares of stock and other securities and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or compulsory share exchange and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Debentures could have been converted immediately prior to such event.

           (viii) If:

              (A) the Company shall declare a dividend (or any other
                  distribution) on its Common Stock (other than a subdivision of the outstanding shares of Common Stock); or

              (B) the Company shall declare a special nonrecurring cash dividend on or authorize a repurchase or redemption of more than 10,000 shares of its then outstanding its Common Stock other than a repurchase or redemption of the Common Stock of an employee upon termination of employment with the Company for any reason; or

              (C) the Company shall authorize the granting to all holders of the
                  Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

              (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is to be converted into other securities, cash or property; or

              (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Debentures, and shall cause to be mailed to the Holder at its last address as it shall appear upon the Debenture Register, at least 30 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding-up; provided, however, that the failure to
                                        --------  -------
mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.

        (e) The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Debentures and payment of interest on Debentures, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder, such number of shares of Common Stock as shall be issuable upon the conversion of the aggregate principal amount of all outstanding Debentures and payment of interest hereunder. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid, and nonassessable.

        (f) Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not to, or is unable to, make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

        (g) The issuance of certificates for shares of Common Stock upon conversion of Debentures shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder.

        (h) Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the attention of the Chief Financial Officer of the Company at the facsimile telephone number or address of the principal place of business of the Company. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, sent by a nationally recognized overnight courier service or sent by certified or registered mail, postage prepaid, addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement prior to 4:30 p.m. (Eastern Standard Time) on a Trading Day, (ii) the Trading Day after the date of transmission, if delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 4:30 p.m. (Eastern Standard Time) on any date and earlier than 11:59 p.m. (Eastern Standard Time) on such date, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

        Section 5.  Prepayment by the Company.
        ---------   -------------------------

        (a) The Company shall have the right, exercisable at any time upon 20 Trading Days notice to the Holders (the "Optional Prepayment Notice"), to prepay all or any portion of the principal amount of the Debentures then outstanding at a price (the "Optional Prepayment Price") equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding
(1) the 20th Trading Day after the date of the Optional Prepayment Notice or (2) the date of payment in full by the Company of the Optional Prepayment Price, whichever is greater, and (ii) the Conversion Ratio calculated on the 20th Trading Day after the Optional Prepayment Notice. The entire Optional Prepayment Price shall be paid in cash.

        (b) The Holder shall have the right to continue to convert Debentures hereunder (and the Company shall honor such conversions) at any time from the date of the Optional Prepayment Notice through the 15th Trading Day thereafter.

        (c) On the 16th Trading Day after the date of the Optional Prepayment Notice, the Holder shall deliver to the Transfer Agent the Debentures subject to the Optional Prepayment Notice that have not been previously tendered for conversion and the Company shall deliver to the Transfer Agent in escrow for the benefit of the Holder a sum (the "Escrowed Amount") equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding the 15th Trading Day after the date of the Optional Prepayment Notice and (ii) the Conversion Ratio calculated on the 15th Trading Day after the Optional Prepayment Notice.

        (d) On the 20th Trading Day after the date of the Optional Prepayment Notice the Transfer Agent shall pay to the Holder the Escrowed Amount and the Company shall pay to the Holder the Optional Prepayment Price minus the Escrowed Amount.

        (e) If the Optional Prepayment Price shall not be paid in full within three Trading Days of the 20th Trading Day after the date of the Optional Prepayment Notice, the Company shall pay as liquidated damages and not as a penalty the sum of $7,500 per day in cash until such Optional Prepayment Price, together with all such liquidated damages, is paid in full. In addition, if the Company shall have failed to pay any portion of the Optional Prepayment Price within such three Trading Day period, then the Holder may demand that the Company (i) convert all or any portion of the principal amount of the Debentures for which the Optional Prepayment Price shall not have been paid (the "Unpaid Principal Portion") at a Conversion Price calculated as at the date of the Optional

Prepayment Notice or the date of such conversion, whichever is lower, or (ii) promptly issue to the Holders new Debentures for a principal amount equal to the Unpaid Principal Portion.

        (f) Notwithstanding anything to the contrary contained herein, the Company may not deliver an Optional Prepayment Notice unless it has received (and furnished to the Holder evidence thereof reasonably satisfactory to it of) prior written consent of BNY to make such prepayment free from the subordination provisions of Section 8 hereof.

        Section 6.  Definitions.  For the purposes hereof, the following terms
        ---------   -----------
shall have the following meanings:

        "Adjustment Amount" is equal to (i) the product of (A) the average Per Share Market Value for the five Trading Days immediately preceding (1) the applicable Trigger Date or (2) the date of payment of all amounts due as a result of such Event of Default, whichever is greater, and (B) the Conversion Ratio with respect to the aggregate principal amount of Debentures then outstanding calculated on (1) the applicable Trigger Date or (2) the date of payment of all amounts due as a result of such Event of Default, whichever yields a lower Conversion Price denominator for the determination of the Conversion Ratio, minus (ii) the aggregate principal amount of Debentures then outstanding, plus all accrued and unpaid interest thereon, and all other amounts due, except for those referred to in (i) above pursuant to the terms hereof.

        "BNY" means BNY Financial Corporation, 1290 Avenue of the Americas, New York, New York 10104.

        "BNY Bank Obligations" means the borrowings and interest due thereon (including, without limitation, any interest accruing after the commencement of any case, proceeding or other action relating to the liquidation, dissolution, assignment for the benefit of creditors, receivership, arrangement, bankruptcy, insolvency or reorganization of the Company regardless of whether such interest is allowable, payable or accruable to BNY in such case, proceeding or other action) under the Receivables Agreement, as the same may from time to time be amended, supplemented, otherwise modified, replaced or refinanced.

        "Business Day" means any day of the year on which commercial banks are not required or authorized to be closed in New York City.

        "Common Stock" means shares now or hereafter authorized of the class of Common Stock, par value $.001 per share, of the Company, stock of any other class into which such shares may hereafter be reclassified or changed and any other equity securities of the Company hereafter designated as Common Stock.

        "Conversion Ratio" means, at any time, the quotient obtained by dividing the principal amount represented by any Debenture plus accrued but unpaid interest but only to the extent not paid in shares of Common Stock pursuant to the terms hereof, by the Conversion Price at such time.

        "Junior Securities" means the Common Stock, all other equity securities of the Company and all other debt that is subordinated to the Debentures by its terms.

        "Original Issue Date" shall mean the date of the first issuance of this Debenture regardless of the number of transfers hereof.

        "Per Share Market Value" means on any particular date (a) the closing bid price per share of the Common Stock on such date on the Nasdaq National Market or other stock exchange on which the Common Stock is then listed, as reported on Bloomberg, L.P. or if there is no such bid price on such date, then the last closing bid price on such exchange on the date nearest preceding such date, as reported on Bloomberg, L.P., or (b) if the Common Stock is not listed on the Nasdaq National Market or any stock exchange, the closing bid price for a share of Common Stock in the Nasdaq SmallCap Market, as reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), or (c) if the Common Stock is no longer reported on Bloomberg, L.P. (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period as determined by the Holder, or (d) if the Common Stock is no longer publicly traded, the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holders of a majority of principal amount of outstanding Debentures; provided, however, that the Company, after
                                  --------  -------
receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser.

        "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

        "Receivables Agreement" means the Accounts Receivable Management and Security Agreement, dated as of July 31, 1995, among the Company and BNY.

        "Trading Day" means (a) a day on which the Common Stock is traded on the Nasdaq National Market or Nasdaq SmallCap Market or principal national securities exchange or market on which the Common Stock has been listed or quoted, or (b) if the Common Stock is not listed or quoted on the Nasdaq National Market or Nasdaq SmallCap Market or any principal national securities exchange or market, a day on which the Common Stock is traded in the over-the-counter market, as reported by the NASDAQ Stock Market, or (c) if the Common Stock is not listed on the American Stock Exchange, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices).

          "Trigger Date" shall mean, (i) with respect to an Event of Default caused by an event described in Section 3(a), the date the payment of principal or interest at issue was due, (ii) with respect to an Event of Default caused by an event described in Section 3(b), the date specified in any other provision of this Debenture, the Purchase Agreement or the Registration Rights Agreement that require repayment of the outstanding principal amount of this Debenture as a result of an event so contemplated, if not, the date such event becomes and Event of Default pursuant to Section 3(b), (iii) with respect to an Event of Default caused by an event described in Section 3(c) or (d), the date of such event becomes an Event of Default pursuant to such Sections and (v) with respect to an Event of Default caused by an event described in Section 3(e), the effective date of the merger or consolidation.

        Section 7.  Except as expressly provided herein, no provision of this
        ---------
Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency, herein prescribed. This Debenture is a direct obligation of the Company. This Debenture ranks pari
                                                                       ----
passu with all other indebtedness, obligations or liabilities of the Company now
-----
or hereafter issued under the terms set forth herein. The Company may not prepay the outstanding principal amount on the Debentures except in accordance with the specific terms hereof.

        Section 8.  (a) This Debenture is subordinated to full payment of all of
        ---------
the Company's obligations under the BNY Bank Obligations. Except to the extent otherwise specifically set forth in this Section, until such time as all BNY Bank Obligations are indefeasibly paid to BNY, the Company shall not, directly or indirectly, make any cash or other payment (except for the issuance and delivery of shares of Common Stock in respect of conversions or payments of interest hereunder) that is due and owing under this Debenture. Cash payments contemplated by Sections 4(a)(ii), 4(c) or 4(d) hereof, to the extent such payments do not exceed, in the aggregate, $500,000, may be made by the Company to (and retained by) the Holders as long as (i) at the time any such payment is due under such Sections, the Bank has not given notice to the Company of acceleration of the Company's obligations under the Receivables Agreement or
(ii) the making of such payment shall not cause (as determined at the time such payment shall become due to the Holders) the Company to exceed the borrowing limitations set forth in Section 2 of the Receivables Agreement, or cause an "Event of Default" (as defined under the Receivables Agreement) under Section 18(a) of the Receivables Agreement. Cash payments contemplated by Sections 4(a)(ii), 4(c) or 4(d) hereof, to the extent that such payments, in the aggregate, exceed $500,000, may be made by the Company to (and retained by) the Holders as long as (i) at the time any such payment is due under such Sections, the Bank has not given notice to the Company of acceleration of the Company's obligations under the Receivables Agreement, or (ii) at the time such payment becomes due the Company shall not be in default of Sections 12(n), 12(o), 12(p), 12(q), 18(a), 18(i) or 18(j) of the Receivables Agreement, or (iii) the making of such payment shall not cause (as determined at the time such payment shall become due to the Holders) an Event of Default under such Receivables
Agreement sections set forth in (ii) immediately above or cause the Company to exceed the borrowing limitations set forth in Section 2 of the Receivables Agreement. The subordination provided hereunder shall in no way limit the Holders' ability to convert Debentures into shares of Common Stock and to receive payment of interest hereunder in shares of Common Stock, including after such time as any Event of Default shall be declared hereunder.

          (b) Should any payment, other than payments contemplated in Section 8(a) above, be received by the Holders, such payment shall be held in trust by the Holders for the benefit of BNY and shall be delivered forthwith to BNY for application to BNY Bank Obligations, in the form received with any necessary endorsement or assignment.

        Section 9.  This Debenture shall not entitle the Holder to any of the
        ---------
rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

        Section 10.  If this Debenture shall be mutilated, lost, stolen or
        ----------
destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Debenture, or in lieu of or in substitution for a lost, stolen or destroyed debenture, a new Debenture for the principal amount of this Debenture so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Debenture, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Company.

        Section 11.  This Debenture shall be governed by and construed in
        ----------
accordance with the laws of the State of New York, without giving effect to conflicts of laws thereof.

        Section 12.  Any waiver by the Company or the Holder of a breach of any
        ----------
provision of this Debenture shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Debenture. The failure of the Company or the Holder to insist upon strict adherence to any term of this Debenture on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Debenture. Any waiver must be in writing.

        Section 13.  If any provision of this Debenture is invalid, illegal or
        ----------
unenforceable, the balance of this Debenture shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

        Section 14.  Whenever any payment or other obligation hereunder shall be
        ----------
due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized as of the date first above indicated.

                                   YES! ENTERTAINMENT
                                   CORPORATION



Attest: ________________________   By:________________________________
                                   Name:
                                   Title:

                                   EXHIBIT A

                             NOTICE OF CONVERSION
                           AT THE ELECTION OF HOLDER

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert the above Debenture No. [ ] into shares of Common Stock, par value $.001 per share (the "Common Stock"), of YES! Entertainment Corporation (the "Company") according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

Conversion calculations: ------------------------------------------------------
                         Date to Effect Conversion

                         ------------------------------------------------------
                         Principal Amount of Debentures to be Converted

                         ------------------------------------------------------
                         Applicable Conversion Price

                         ------------------------------------------------------
                         Amount of Interest due on the Principal Amount of Debentures to be Converted

                         ------------------------------------------------------
                         Signature

                         ------------------------------------------------------
                         Name:

                         ------------------------------------------------------
                         Address:

The Company undertakes to promptly upon its receipt of this conversion notice (and, in any case prior to the time it effects the conversion requested hereby), notify the converting holder by facsimile of the number of shares of Common Stock outstanding on such date and the number of shares of Common Stock which would be issuable to the holder if the conversion requested in this conversion notice were effected in full, whereupon, if the Company determines that such conversion would result in the holder owning in excess of 4.9% of the outstanding shares of Common Stock on such date, the Company shall convert up to an amount equal to 4.9% of the outstanding shares of Common Stock and shall issue to the holder one or more Debenture(s) which have not been converted as a result of this provision.

                                   EXHIBIT B


                        YES! ENTERTAINMENT CORPORATION

                             NOTICE OF CONVERSION
                        AT THE ELECTION OF THE COMPANY


The undersigned in the name and on behalf of YES! Entertainment Corporation (the "Company") hereby notifies the addressee hereof that the Company hereby elects to exercise its right to convert the above Debenture No. [ ] into shares of Common Stock, $.001 par value per share (the "Common Stock"), of the Company according to the conditions hereof, as of the date written below. No fee will be charged to the Holder for any conversion hereunder, except for such transfer taxes, if any, which may be incurred by the Company if shares are to be issued in the name of a person other than the person to whom this notice is addressed.


Conversion calculations: ------------------------------------------------------
                         Date to Effect Conversion

                         ------------------------------------------------------
                         Principal Amount of Debentures to be Converted

                         ------------------------------------------------------
                         Applicable Conversion Price

                         ------------------------------------------------------
                         Amount of Interest due on the Principal Amount of Debentures to be Converted

                         ------------------------------------------------------
                         Number of Shares of Common Stock outstanding at close of trading on Conversion Date

                         ------------------------------------------------------
                         Signature

                         ------------------------------------------------------
                         Name:

                         ------------------------------------------------------
                         Address: